SALES BROKER AGENCY AGREEMENT

This Sales Broker Agency Agreement ("Agreement") is made and effective this 27th day of August 2015 (“Effective Date”).

BETWEEN:

NutraFuels, Inc. (the "Principal"), a corporation organized and existing under the laws of the Florida, with its head office located at:

6601 Lyons Road, L-6 & 7

Coconut Creek, FL 33073

AND:

Strategic Business Systems LLC. (the "Agent/Agency"), a corporation organized and existing under the laws of the Utah, with its head office located at:

6300 Sagewood Road H373  Park City UT. 84098

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained the parties hereto agree as follows:

1.

RECITALS

a.

WHEREAS, Principal is a manufacturer of VITAMIN SUPPLEMENTS and desires to appoint Agent/Agency as a non-exclusive sales Agent/Agency for the purpose of promoting and selling Principal’s product throughout the United States.

b.

WHEREAS, Agent desires to accept such appointment as a non-exclusive sales Agent/Agency of Principal and agrees to abide by all the terms and conditions as set forth herein.

2.

TERM

The term of the Agreement shall be ONE YEAR, beginning on the Effective Date above and may be renewed each year by Principal in its sole and absolute discretion, unless sooner terminated as provided herein.

3.

TERRITORY

a.

Agent shall have the non-exclusive authorization to sell Principal’s product throughout the United States, unless otherwise specifically excluded in this Agreement.

b.

Protected Accounts:  Upon Agent’s showing that it has received from a customer either: (1) a written proposal for the purchase of Principal’s product within 60 days of the proposal; or (2) submits a purchase order to Principal with a specific ship date and delivery destination, such customer shall become a protected account of the Agent for as long as the Customer orders products from the Principal.

Initials:    Principal _________     Agent ____

4.

AGENT’S BEST EFFORTS

Agent agrees to use its best efforts to acquire and service Protected Accounts for the sale of Principal’s product.  Agent agrees that it shall adhere to Principal’s rules, regulations and instructions with regard to the promotion and sale of Principal’s products to customers.  Agent shall have salespersons to assist Agent, on such terms and conditions as Principal may require, in conformance with the provisions set forth in this Agreement.

5.

NONDISCLOSURE OF PRINCIPAL’S AFFAIRS

In furtherance of this Agreement, Principal may be required to disclose certain confidential and trade secret information to Agent.  Agent hereby agrees to hold such information in strict confidence, not to disclose such confidential information to any third party except as specifically authorized herein or by Principal, in writing.  Agent agrees to use all reasonable precautions, consistent with Agent’s treatment of its own confidential information of a similar nature to prevent unauthorized disclosure of the confidential information.  Agent agrees that it will not use Principal’s confidential information for any purpose other than to carry out its duties and obligations pursuant to this Agreement.  Agent further agrees not to use any of Principal’s confidential information or trade secrets or any variation thereof to compete with Principal in any capacity.

6.

© Copyright Biztree Inc. 2010. All rights reserved. Protected by the copyright laws of the United States and Canada and by international treaties. IT IS ILLEGAL AND STRICTLY PROHIBITED TO DISTRIBUTE, PUBLISH, OFFER FOR SALE, LICENSE OR SUBLICENSE, GIVE OR DISCLOSE TO ANY OTHER PARTY, THIS PRODUCT IN HARD COPY OR DIGITAL FORM. ALL OFFENDERS WILL AUTOMATICALLY BE SUED IN A COURT OF LAW.

ASSIGNMENT OF AGENT’S INVENTIONS

Agent agrees, in view of the confidential information regarding Principal’s business affairs, plans and necessities, that Agent will be in a position to obtain from time to time, and in partial consideration of the commissions agreed to be paid to Agent under this Agreement, that Agent, on demand, will assign to Principal, or Principal’s successors or assigns, any inventions or improvements Agent may make during the agency with Principal that relate to Principal’s product. Agent also will sign any papers and do any acts that may be needed to secure to Principal, or Principal’s successors or assigns, any rights relating to such inventions and improvements, including patents in UNITED STATES OF AMERICA and foreign countries.

7.

COMMISSIONS

a.

During the term of this Agreement, Agent shall receive a commission from the sale of Principal’s products sold for resale to Agent’s Protected Accounts, whether sold by Agent or others contracted by Agent/Agency, except as otherwise provided in this Agreement.

b.

Agent’s commission on sales made pursuant to this Agreement shall be as follows:

I.

Sales made to Agent’s Protected Accounts.

II.

Principal agrees to pay a 15% commission rate to Agent/Agency on net sales from Protected Accounts, and will be paid once net invoice(s) are paid in full and monies are received and cleared through Principal’s corporate office.

III.

Net Sales are defined as the invoice amount of product(s) sold to the Protected Accounts minus any and all deductions taken by the accounts for unsellable, spoiled or damaged product.  This will also include placement fee deductions, rebate credits or free product offered in lieu of placement fees.

Initials:    Principal _________     Agent __

8.

WHEN COMMISSIONS ARE PAID

a.

Any commission to be received under this agreement shall not be credited to Agent’s account on Principal’s books until the purchaser has made settlement in full with Principal, either by cash or other acceptable funds. If settlement is made wholly or in part by purchaser’s funds, Principal may withhold payment of the commission in or in part until the invoice(s) are paid in full.

b.

Agent’s account may be charged with the amount of any commission previously paid to Agent or credited to Agent’s account for the unpaid portion of the purchase price of ANY RETURNED PRODUCT, or the unpaid portion of any funds that failed to provide clear funds to Principal.

c.

In the event Principal is required to repossess a product(s), Agent shall receive commission only on the amount of money paid by purchaser prior to repossession.

9.

COMMISSIONS ON TRADE-INS

Principal shall have the right to fix the amount to be allowed for products taken in exchange, and a commission will not be paid on the amount so allowed.

10.

SALES THROUGH OTHER SALES CHANNELS

Agent will be paid a commission on any sales made to Agent’s Protected Account list through Principal’s offices, regardless of the sales channel.

11.

SALES IN OR FROM OTHER TERRITORIES OR PROTECTED ACCOUNTS

a.

Agent agrees not to enter the territory or protected accounts of any other sales agent of Principal for the purpose of selling Principal’s product, or to endeavor, directly or indirectly, to make sales of Principal’s product for use outside of Agent’s territory or protected account list. Should a purchaser call on Agent voluntarily and purchase Principal’s product for use outside of Agent’s territory, Agent shall receive commissions as follows:

I.

Agent shall receive a split commission from the other agent/agency’s protected account for that sale.

II.

From time to time there will be an overlap in protected accounts and based on relationships and leverage of protected account, one agent may have a stronger authority of said account.  In this case, an evaluation will be conducted and Principal will designate a lead Agent/Agency to manage and service the account.

III.

In cases where this requires both Agents/Agency’s to manage and close business, the agents/agencies shall split the commissions accordingly.

b.

Agent further agrees that, when any other authorized sales agent/agency of Principal sells Principal’s product for use in Agent’s territory or to Agent’s Protected Account, Agent’s account shall be credited with the designated split commission, less the commission paid to agent making the sale.

Initials:    Principal _________     Agent ____

12.

DISPUTES ON COMMISSIONS

Principal shall have the right to determine, in any dispute arising between Agent and any other sales Agent of Principal, the right to commission on any sale, and Agent shall abide by and be bound by Principal’s decision as long as 15% of gross sales is paid to the Agent on time.

13.

ON GOING COMMISSIONS

Principal agrees to pay the Agents 15% commissions of gross sales on time for as long as the Agents Protected Account List is purchasing products from the Principal regardless if this agreement is inforce or terminated.  Funds will be wired on or before the 1st and 15th of each month with an accurate sales commission receipt.  If commissions are not paid on time, then legal fees incurred in the collection process by the Agent will be paid for by the Principal.

14.

CONTENTS OF ORDERS

a.

All orders for Principal’s product shall be taken on printed forms furnished by Principal, all orders will be entered into “Method CRM” by the Principal. The orders shall contain all conditions and agreements of every nature whatsoever between the parties to the sale, it being agreed that Principal shall not be responsible for promises or conditions not specified on the orders. Principal’s product shall not be sold for more or less than the list price established and published by Principal.  Principal will make all orders fully disclosed to the Agent at all times.

b.

The Principal must agree in advance with the Agent if the Principal is compelled to make any concessions to customers or incur any expense by reason of a violation of these requirements, the amount of the expense may be only be charged to Agent’s account if the Agent has agreed in advance in writing via email.  Any and all concessions must be submitted in writing or through “Method CRM” and approved in writing by Principal in advance.

15.

ACCEPTANCE OF ORDERS BY PRINCIPAL

Orders taken by Agent shall not be binding until accepted by Principal. Principal reserves the right to reject any order when, in the sole and exclusive judgment of Principal, the product ordered may not be suitable to the business of the customer.

16.

AGENT NOT TO COMPETE

Agent, having agreed to devote Agent’s time and use its best efforts for the marketing and sales of Principal’s products.  Agent is currently not representing any competing products at this time.

17.

DAMAGED PRODUCT

Agent shall promptly and properly report to Principal if any of Principal’s products in Agent’s territory or Protected Accounts are damaged beyond sellable state.  Agent shall request a call tag from Principal and Principal to pick up damaged product and replace with new product, and to cooperate with and aid Principal in making all other request by accounts, within reason in Agent’s territory, in such manner as Principal may direct.

Initials:    Principal _________     Agent __

18.

COMPROMISE AND COLLECTION OF ACCOUNTS

A. Principal shall have full control of and discretion as to the collection, adjustment or compromise of any or all accounts for Principal’s products sold by Agent. If Principal requests Agent to make any collection, or to obtain possession of Principal’s product or other property, whether the request relates to a sale made by Agent or any Agent that preceded Agent in the territory or protected account(s), Agent shall do so promptly within reason as determined by the Agent.

B. Principal shall determine whether to take a lien on Principal’s product sold by Agent. Principal shall not be liable to Agent for any loss of commission or other claim, by reason of failure to take such lien, or by reason of any compromise or adjustment of any account or accounts or notes for products sold by Agent, or any failure for any reason to collect any part of the account or notes.

19.

REMITTALS BY AGENT

Agent agrees to remit DAILY to Principal, in the manner prescribed by EDGAR WARD, CEO, of Principal or to deposit DAILY in a bank or other financial institution designated by Principal’s EDGAR WARD, CEO, all money, checks and drafts received by Agent for Principal, including any returns received for displays and POS supplies sold. In no event will Agent use any money collected for Principal to defray the expenses of the Agent/Agency, or for any other purpose, or deposit the funds in any bank or other financial institution to Agent’s own credit.

20.

AGENT’S EXPENSES

All expenses for traveling, entertainment, office, clerical, office and equipment maintenance, and general selling expenses that may be incurred by Agent in connection with this Agreement will be borne wholly by Agent. In no case shall Principal be responsible or liable for such expenses.

21.

ACCOUNTING ON TERMINATION

a.

Agent authorizes Principal, on termination of the agency created by this Agreement, to pay any outstanding indebtedness due to the Agent.

b.

On termination of this Agreement, Principal shall proceed in the customary manner to collect notes and open accounts for purchases of Principal’s product sold by Agent and shall charge against Agent’s account the commission previously credited on such amounts of notes and accounts that remain uncollected. Principal also shall charge Agent’s account with Agent’s proportion of any collection expense.

c.

Principal is responsible to make commission payments after this agreement is terminated as outlined in section 13 above.

22.

OBJECTIONS TO ACCOUNTING; LIMITATIONS

Agent agrees that all objections to statements of account rendered by Principal are waived, unless written notice is given by Agent and unless such notice reaches Principal within ten (10) days after rendition of the statement by Principal.

Initials:    Principal _________     Agent __

23.

SURETY BOND OF AGENT

Agent does NOT agree to furnish Principal with a fidelity bond .

24.

EXAMINATION OF AGENT’S ACCOUNTS

Both parties agrees that officers or authorized representatives of Principal or the Agent shall have, on demand, access to and the right to examine and make copies of all books of accounts, vouchers and papers of either the Principal or the Agent, in order to ascertain whether the business of Agent and Principal is being conducted in a manner satisfactory to the Principal and or the Agent.

25.

DISPOSITION OF PRODUCTS; CONSIGNMENT

a.

Principal agrees to send out “samples” and other items it deems necessary to gain the new business.

b.

The Agent will not be billed for any samples.

26.

INSURANCE PREMIUMS; TAXES

Principal shall insure against loss by fire all products delivered on consignment to Agent, charging the premium paid for the insurance to Agent’s account. Agent shall pay all personal property taxes levied on consigned products, or shall pay such tax as may be levied in lieu of a personal property tax.

27.

COMPLIANCE WITH LAWS

Agent agrees, for the benefit of Agent’s employees and subagents, to comply in all respects with the workers’ compensation laws of any state or states of which Agent’s territory may be a part, and to pay the premiums and other costs and expenses incident to such coverage.

28.

CUSTOMER LIST; SALES CALLS

a.

Agent agrees to keep a list of probable purchasers, and also a list of users, resellers and distribution accounts of Principal’s products in Agent’s territory or Protected Accounts. Both lists shall show the name, nature and address of each business concern listed. The customer list shall also show the style and factory number of Principal’s product in use or on shelves.

b.

Agent agrees to send to Principal, on the form furnished by Principal, a list of all persons called on by Agent or Agent’s employees in connection with Principal’s business. The list shall show the name, nature and address of each business concern called on, and the object and results of the call.  In addition Agent/Agency and its authorized representatives agree to enter all accounts and pertinent information on said accounts into NutraFuels’ management software, “Method CRM.”  Furthermore, Agent/Agency agrees to keep information on protected accounts and prospects up to date with most current information.

c.

Agent agrees that the customer lists either provided to Agent or created by Agent in connection with the performance of its obligations under this Agreement, are the sole and exclusive property of Principal and Agent is strictly prohibited from keeping a company of Principal’s customers and potential customers for its own use.

Initials:    Principal _________     Agent __

29.

EMPLOYMENT OF SUBAGENTS

Agent will have sales people who it contracts with directly to share commissions. Principal will have access to contact these sales people at any time.

30.

MODIFICATION AND TERMINATION

At any time, Principal in its sole and absolute discretion may not revise, protected accounts of the Agent.   The agency created by this Agreement may be terminated by either party by 30-day written notice mailed or delivered to the last known address of the other party. This Agreement covers all agreements between Agent and Principal relating to the contracting of Agent for the sale of Principal’s product(s).

31.

GOVERNING LAW, JURISDICTION AND ATTORNEY’S FEES

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding its conflict of law provisions. Each party hereby irrevocably submits to the personal jurisdiction of the 15th Judicial Circuit Court for Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. In the event any litigation, arbitration or other similar proceeding is brought by any party under this Agreement to enforce any of its terms or provisions, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the trial court, appellate court and/or arbitrator.

32.

SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns.

33.

WAIVER

Failure of the Company to require performance of any provision of this Agreement shall not limit the Company’s right to enforce the provision, nor shall the Company’s waiver of any breach of any provision be a waiver by the Company of any succeeding breach of any provision or a waiver of the provision itself or any other provision.

34.

CONSTRUCTION.

Neither this Agreement nor any Section hereof shall be construed against any party due to the fact that said Agreement or any Section hereof was drafted by said party or said party’s legal representative.

35.

HEADINGS

All Section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

36.

SAVINGS CLAUSE

If any provision of this Agreement, or the application of such provision to any person, entity or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Initials:    Principal _________     Agent ____

37.

 PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS

.

Principal shall defend Agent against all claims for personal injury and property damage or loss asserted by users of the products.  Further, Principal shall hold all Agents harmless against any such claims not the result of the negligence or other legal fault of Agents.  Such obligations are expressly conditioned on Principal receiving prompt notice of any claim for which the obligation applies; and Principal having exclusive control (including retaining counsel of its choosing) or an investigation, litigation, and settlement of any claim to which obligation applies.

The parties have executed this agreement the day and year first above written:

NutraFuels, Inc.

Strategic Business Systems LLC..

/s/Edgar Ward

/s/Michael Perog

Edgar Ward, CEO

Michael Perog, Managing Member